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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): July 16, 2007

                            EXLSERVICE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                    001-33089                 82-0572194
 (State or other jurisdiction    (Commission File No.)         (IRS Employer
      of incorporation)                                     Identification No.)


                                 350 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                    (Address of principal executive offices)


                                 (212) 277-7100
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01    OTHER EVENTS.

             On July 16, 2007, ExlService Holdings, Inc. (the "Company") entered into a letter agreement (the "Letter Agreement"), effective as of July 1, 2007, with Norwich Union, one of the Company's major clients, amending the terms of exercise of Norwich Union's option (the "Transfer Option") to require the Company to transfer the relevant project and operations of its facility at Pune, India, to Norwich Union. Pursuant to the Letter Agreement, the notice period for the exercise of the Transfer Option has been reduced from six months to three months and the earliest date of exercise of the Transfer Option has been extended from July 1, 2007 to October 1, 2007. As a result, if the Transfer Option is exercised, the earliest date by which the Company would be required to transfer the Pune, India, facility to Norwich Union, is January 1, 2008, which date is unchanged from the existing terms of the Transfer Option. The remaining terms of our agreements with Norwich Union remain unchanged.





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                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 EXLSERVICE HOLDINGS, INC.
                                     (Registrant)



Date:  July 17, 2007             By:  /s/ Amit Shashank
                                     -------------------------------------------
                                     Name:   Amit Shashank
                                     Title:  Vice President, General Counsel and
                                             Corporate Secretary